Exhibit 99.1

UNAUDITED PRO FORMA FINANCIAL INFORMATION
On July 25, 2023, Golden Entertainment, Inc. (“Golden” or the “Company”) completed the sale of Rocky Gap Casino Resort (“Rocky Gap”) to Century Casinos, Inc. (“Century”) and VICI Properties, L.P. (“VICI”), an affiliate of VICI Properties Inc., for aggregate consideration of $260 million (the “Transaction”). Specifically, Century acquired the operations of Rocky Gap for approximately $56.1 million, subject to customary working capital adjustments, and VICI acquired an interest in the land and buildings associated with Rocky Gap for approximately $203.9 million. A portion of the sale proceeds was used to repay $175 million in principal amount of term loan B loans outstanding under the Company’s senior secured credit facilities.
The unaudited pro forma condensed consolidated financial statements have been derived from the Company’s historical consolidated financial statements and give effect to the Transaction. The following unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2023 and for the year ended December 31, 2022 reflect the Company’s results as if the Transaction had occurred as of January 1, 2022. The adjustments in the “Transaction Accounting Adjustments” column in the unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2023 and for the year ended December 31, 2022 give effect to the Transaction as if it had occurred as of January 1, 2022. The following unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2023 reflects the Company’s financial position as if the Transaction had occurred on March 31, 2023.
The unaudited pro forma condensed consolidated financial statements have been prepared based upon the information available to management as of the filing date and management estimates and are subject to assumptions and adjustments described below and in the accompanying notes to those financial statements. Management believes these assumptions and adjustments are reasonable, given the information available at the filing date. The unaudited pro forma condensed consolidated financial statements are provided for illustrative and informational purposes only and should not be considered indicative of what the Company’s results of operations or financial condition would have been had the Transaction been completed on the dates indicated in the unaudited pro forma condensed consolidated financial statements and do not purport to project the Company’s future results of operation or financial condition after giving effect to the Transaction. The actual financial position and results of operations of the Company may differ significantly from those reflected in the following unaudited pro forma condensed consolidated financial statements for a number of reasons, including but not limited to differences between the assumptions used to prepare these unaudited pro forma condensed consolidated financial statements and actual amounts. The Company therefore cautions you not to place undue reliance on the following unaudited pro form condensed consolidated financial statements.
The following unaudited pro forma combined consolidated financial statements give effect to the Transaction in accordance with Article 11 of the Securities and Exchange Commission’s (SEC) Regulation S-X. In May 2020, the SEC adopted Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” or the Final Rule. The Final Rule became effective on January 1, 2021, and the unaudited pro forma combined consolidated financial information herein is presented in accordance therewith.
The unaudited pro forma combined consolidated financial information set forth below should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the historical consolidated financial statements and the corresponding notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and its Quarterly Report on Form 10-Q for the three months ended March 31, 2023. The use of estimates and projections may affect the reported amounts in the pro forma financial statements, thus the actual results might differ from the pro forma amounts.

Golden Entertainment, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of March 31, 2023
(in thousands)

	As Reported	Transaction Accounting Adjustments	Notes	Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$110,474	$86,146	(1)	$196,620
Accounts receivable, net of allowance for credit losses	15,097	—		15,097
Prepaid expenses	21,257	—		21,257
Inventories	7,239	—		7,239
Other	8,234	—		8,234
Assets held for sale	293,365	(41,236)	(2)	252,129
Total current assets	455,666	44,910		500,576
Property and equipment, net	812,308	—		812,308
Operating lease right-of-use assets, net	80,619	—		80,619
Goodwill	80,751	—		80,751
Intangible assets, net	49,718	—		49,718
Deferred income tax assets	11,822	—		11,822
Other assets	9,000	—		9,000
Total assets	$1,499,884	$44,910		$1,544,794
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities				—
Current portion of long-term debt and finance leases	$477	$—		$477
Current portion of operating leases	12,989	—		12,989
Accounts payable	17,722	—		17,722
Accrued payroll and related	19,556	—		19,556
Accrued liabilities	36,680	6,047	(3)	42,727
Liabilities related to assets held for sale	74,472	(11,039)	(2)	63,433
Total current liabilities	161,896	(4,992)		156,904
Long-term debt, net and non-current finance leases	901,405	(175,000)	(1)	726,405
Non-current operating leases	83,609	—		83,609
Deferred income tax liabilities	53	—		53
Other long-term obligations	448	—		448
Total liabilities	1,147,411	(179,992)		967,419
Commitments and contingencies (Note 10)
Shareholders’ equity
Common stock	288	—		288
Additional paid-in capital	467,977	—		467,977
Retained Earnings	—	224,902	(4)	224,902
Accumulated deficit	(115,792)	—		(115,792)
Total shareholders’ equity	$352,473	$224,902		$577,375
Total liabilities and shareholders’ equity	$1,499,884	$44,910		$1,544,794

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Golden Entertainment, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Three Months Ended March 31, 2023
(Unaudited, in thousands, except per share data)

	As Reported	Transaction Accounting Adjustments	Notes	Pro Forma
Revenues
Gaming	$188,087	$(14,514)	(5)	$173,573
Food and beverage	46,271	(1,866)	(5)	44,405
Rooms	30,577	(1,545)	(5)	29,032
Other	13,116	(203)	(5)	12,913
Total revenues	278,051	(18,128)		259,923
Expenses
Gaming	106,926	(7,665)	(5)	99,261
Food and beverage	34,022	(1,217)	(5)	32,805
Rooms	14,781	(722)	(5)	14,059
Other operating	3,830	(141)	(5)	3,689
Selling, general and administrative	62,036	(3,263)	(5)	58,773
Depreciation and amortization	23,508	—		23,508
Gain on disposal of assets	(86)	—		(86)
Preopening expenses	384	—		384
Total expenses	245,401	(13,008)		232,393
Operating income	32,650	(5,120)		27,530
Non-operating expense
Interest expense, net	(18,236)	3,251	(6)	(14,985)
Total non-operating expense, net	(18,236)	3,251		(14,985)
Income before income tax provision	14,414	(1,869)		12,545
Income tax provision	(2,784)	396	(7)	(2,388)
Net income	$11,630	$(1,473)		$10,157

Weighted-average common shares outstanding
Basic	28,308			28,308
Diluted	30,904			30,904
Net income per share
Basic	$0.41			$0.36
Diluted	$0.38			$0.33

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Golden Entertainment, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2022
(in thousands, except per share data)

	As Reported	Transaction Accounting Adjustments	Notes	Pro Forma
Revenues
Gaming	$760,906	$(59,553)	(5)	$701,353
Food and beverage	175,363	(8,440)	(5)	166,923
Rooms	122,324	(7,787)	(5)	114,537
Other	63,126	(2,230)	(5)	60,896
Total revenues	1,121,719	(78,010)		1,043,709
Expenses
Gaming	428,984	(30,647)	(5)	398,337
Food and beverage	131,863	(4,922)	(5)	126,941
Rooms	56,414	(2,939)	(5)	53,475
Other operating	19,889	(1,178)	(5)	18,711
Selling, general and administrative	235,404	(12,919)	(5)	222,485
Depreciation and amortization	100,123	(2,423)	(5)	97,700
Loss on disposal of assets	934	—		934
Preopening expenses	161	—		161
Gain on sale	—	(224,902)	(4)	(224,902)
Total expenses	973,772	(279,930)		693,842
Operating income	147,947	201,920		349,867
Non-operating expense
Interest expense, net	(63,490)	8,556	(6)	(54,934)
Loss on debt extinguishment and modification	(1,590)	—		(1,590)
Total non-operating expense, net	(65,080)	8,556		(56,524)
Income before income tax provision	82,867	210,476		293,343
Income tax provision	(521)	(44,646)	(7)	(45,167)
Net income	$82,346	$165,830		$248,176

Weighted-average common shares outstanding
Basic	28,662			28,662
Diluted	31,514			31,514
Net income per share
Basic	$2.87			$8.66
Diluted	$2.61			$7.88

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Financial Statements
Transaction Accounting Adjustments
(1) Represents cash proceeds from the closing of the Transaction, subject to estimated closing adjustments, in the amount of $261.1 million less $175 million paid to repay $175 million in principal amount of term loan B loans outstanding under the Company’s senior secured credit facilities.
(2) Represents the elimination of assets and liabilities of Rocky Gap as part of the Transaction.
(3) Represents transaction costs incurred upon closing of the Transaction that had not been accrued for or paid as of July 25, 2023.
(4) This adjustment reflects the gain of $224.9 million arising from the Transaction as of July 25, 2023. No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustments.
(5) Represents the elimination of historical revenue and operating costs and expenses related to Rocky Gap for the three months ended March 31, 2023 and year ended December 31, 2022.
(6) Represents the elimination of interest expense on the term loan B loans that were repaid with a portion of the proceeds of the Transaction.
(7) Represents the estimated income tax effect for the three months ended March 31, 2023 and for the year ended December 31, 2022 as a result of the Transaction. The tax effect of the pro forma adjustments was calculated using the historical statutory rates in effect for the periods presented.

5